Exhibit 10.34

Mr. Ralph Baxter

Ralph Baxter, Inc.

37 Hamilton Avenue

Wheeling, WV 26003

June 23, 2025

RE: Tenth Amendment to Consulting Agreement dated March 1, 2016

Dear Ralph:

This Tenth Amendment (the “Tenth Amendment”) amends the previously signed Consulting Agreement by and between Integration Appliance, Inc. (“Company”) and Ralph Baxter, Inc. (“Consultant”) dated March 1, 2016, and amended on April 28, 2017, January 1, 2019, April 30, 2019, December 18, 2019, June 16, 2020, June 20, 2021, June 23, 2022, June 23, 2023, and June 30, 2024 (as amended, the “Agreement”).

1.
The parties agree to extend the term of the Agreement. Therefore, Section 6(c) of the Agreement shall be deleted in its entirety and replaced as follows:

“(c) Expiration. Unless terminated earlier, this Agreement will expire on June 30, 2026.”

Unless otherwise specified, capitalized terms used herein shall have the meanings set forth in the Agreement. This Tenth Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or pdf signature shall be considered valid as if an original signature.

Except as specifically amended by this Tenth Amendment, the Agreement remains in full force and effect. To the extent that there is any conflict between the provisions of this Tenth Amendment and the Agreement, the provisions of this Tenth Amendment shall prevail.

IN WITNESS WHEREOF, the parties, through the signatures below of their duly authorized officers, have executed this Tenth Amendment as of the dates set forth below.

RALPH BAXTER, INC.		INTEGRATION APPLIANCE, INC.
By:	/s/ Ralph Baxter	By:	/s/ John Hall
Name:	Ralph Baxter	Name:	John Hall
Title:	President	Title:	CEO
Date:	July 7, 2025	Date:	June 23, 2025